As filed with the Securities and Exchange Commission on August 12, 2005

                                                    Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                        51-0317849
        --------                                        ----------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                              311 Enterprise Drive
                          Plainsboro, New Jersey 08536
                                 (609) 275-0500
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

    Integra LifeSciences Holdings Corporation Employee Stock Purchase Plan
     Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan
                           (Full title of the plans)

John B. Henneman, III                           Copy to:
Integra LifeSciences Holdings Corporation       Michael D. Levin
311 Enterprise Drive                            Latham & Watkins LLP
Plainsboro, New Jersey 08536                    233 S. Wacker Drive, Suite 5800
(609) 275-0500                                  Chicago, Illinois  60606
(Name, address and telephone number,            (312) 876-7700
including area code, of agent for service)

(Full title of the plans)

                                              CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of Each Class of                    Amount to be         Proposed Maximum        Proposed Maximum        Amount of
Securities to be Registered               Registered (1)       Offering Price          Aggregate               Registration
                                                               Per Share (2)           Offering Price(2)       Fee
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    2,500,000 shares     $31.04                  $77,600,000             $9,133.52
-----------------------------------------------------------------------------------------------------------------------------------

<f1>
(1) This registration statement registers for issuance shares of common stock ($.01 par value) (the "Common Stock") of Integra
LifeSciences Holdings Corporation (the "Company") in the following amounts: (a) 1,000,000 shares issuable pursuant to the Company's
Employee Stock Purchase Plan (the "ESPP Plan"); (b) 1,500,000 shares issuable pursuant to the Company's 2003 Equity Incentive Plan
(the "2003 Plan") and (c) an indeterminate number of additional shares as may become issuable in connection with share splits, share dividends or similar transactions. Previously, the Company filed with the Securities and Exchange Commission (the
"Commission") registration statements on Form S-8 registering 500,000 shares of Common Stock to be awarded and sold under the ESPP
Plan (File No. 333-58235 dated June 30, 1998) and 2,500,000 shares of Common Stock to be awarded and sold under the 2003 Plan (File
No. 333-109042 dated September 23, 2003). The contents of all prior registration statements relating to the plans are incorporated into this Registration Statement by reference.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of
1933, as amended, and based on the average of the high and low prices of the common stock on the Nasdaq National Market on
August 5, 2005.

                                     PART I

Item 1.    Plan Information

           Not required to be filed with this Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information Not

           required to be filed with this Registration Statement.

                                     PART II

Item 3.    Incorporation of Documents by Reference.

                  The following documents which have been filed by the Company with the Commission are incorporated by reference into this Registration
Statement:

                  (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 16, 2005 (the "2004 10-K");

                  (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on May 10, 2005;

                  (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Commission on August 9, 2005;

                  (d) the Company's Current Reports on Form 8-K filed with the Commission on January 3, 2005; January 14, 2005; February 3, 2005; February 24, 2005, May 17, 2005, June 17, 2005, July 5, 2005 and July 29, 2005;

                  (e) all other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the Company's fiscal year ended December 31, 2004; and

                  (f) the description of the Registrant's Common Stock contained in the Registration Statement on Form 10/A filed under the Exchange Act by the Registrant, which became effective on August 8, 1995, including any amendment or report filed for the purpose of updating such description.

                  All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

                  For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated

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herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Not required to be filed with this Registration Statement.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits

Exhibit
Number    Description of Exhibit
-------   ----------------------
4.1 Integra LifeSciences Holdings Corporation Employee Stock Purchase Plan, as amended.

4.2 Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan, (Incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed on April 17, 2003).

4.3 Amendment No. 1 to Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 17, 2005)

4.4 Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10/A which became effective on August 8, 1995)

4.5 Certificate of Amendment to Amended and Restated Certificate of Incorporation dated May 22, 1998 (Incorporated by reference to
          Exhibit 3.1(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1998)

4.6 Certificate of Amendment to Amended and Restated Certificate of Incorporation dated May 17, 1999 (Incorporated by reference to
          Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 2004)

4.7 Amended and Restated By-laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on February 24, 2005)

Exhibit
Number    Description of Exhibit
-------   ----------------------
5.1       Opinion of Latham & Watkins LLP

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature page to the Registration Statement)

Item 9.   Undertakings

          Not required to be filed with this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainsboro, State of New Jersey, on date set forth below.

                    Integra LifeSciences Holdings Corporation


                                  By:  /s/ John B. Henneman, III
                                  ---------------------------
                                  John B. Henneman, III
                                  Executive Vice President, Chief Administrative Officer and Secretary
Date:  August 12, 2005

                                Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Stuart M. Essig, John B. Henneman, III and David B. Holtz and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement to which this power of attorney is attached (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated.

Signature                        Title                           Date


/s Stuart M. Essig               President, Chief Executive      August 12, 2005
----------------------------     Officer and Director
Stuart M. Essig                  (Principal Executive Officer)


/s/ David B. Holtz               Senior Vice President, Finance  August 12, 2005
----------------------------     and Treasurer (Principal
David B. Holtz                   Financial and Accounting
                                 Officer)

/s/ Richard E. Caruso, Ph.D      Chairman of the Board           August 12, 2005
----------------------------     of Directors
Richard E. Caruso, Ph.D


/s/ David Auth                   Director                        August 12, 2005
----------------------------
David Auth


/s/ Keith Bradley, Ph.D          Director                        August 12, 2005
----------------------------
Keith Bradley, Ph.D


/s/ James M. Sullivan            Director                        August 12, 2005
----------------------------
James M. Sullivan


Anne M. VanLent                  Director                        August 12, 2005
----------------------------
Anne M. VanLent

Exhibit
Number    Description of Exhibit
-------   ----------------------
4.1 Integra LifeSciences Holdings Corporation Employee Stock Purchase Plan, as amended

4.2 Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan, (Incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed on April 17, 2003).

4.3 Amendment No. 1 to Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 17, 2005)

4.4 Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10/A which became effective on August 8, 1995)

4.5 Certificate of Amendment to Amended and Restated Certificate of Incorporation dated May 22, 1998 (Incorporated by reference to
          Exhibit 3.1(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1998)

4.6 Certificate of Amendment to Amended and Restated Certificate of Incorporation dated May 17, 1999 (Incorporated by reference to
          Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 2004)

4.7 Amended and Restated By-laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on February 24, 2005)

5.1       Opinion of Latham & Watkins LLP

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature page to the Registration Statement)

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